UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2009

InSite Vision Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-14207	94-3015807
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

965 Atlantic Ave.
Alameda, California 94501
(Address of principal executive offices)

Registrant’s telephone number, including area code: 510-865-8800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 26, 2009, InSite Vision Incorporated, or the Company, received a notice from NYSE Alternext US LLC, or the Exchange, that the Company’s common stock is subject to immediate delisting proceedings because of the failure of the Company to meet certain continued listing standards set forth in the Exchange’s Company Guide, or the Company Guide.  By letter dated December 15, 2008, the Exchange previously advised the Company that the Company was not in compliance with (a) Section 1003(a)(i) of the Company Guide, because its shareholders’ equity was less than the required $2,000,000 and it had losses from continuing operations and net losses in two of its three most recent fiscal years and (b) Section 1003(a)(ii) of the Company Guide because its shareholders’ equity was less than the required $4,000,000 and it had losses from continuing operations and net losses in three of its four most recent fiscal years.

The Company submitted a plan to the Exchange on January 14, 2009, advising the Exchange of how the Company intends to regain compliance with the listing standards set forth in the Company Guide by June 15, 2010, or the Compliance Period.  After a review of the compliance plan submitted by the Company and publicly available information, the Exchange Staff, or the Staff, determined that the compliance plan did not make a reasonable demonstration of the Company’s ability to regain compliance within the Compliance Period.  In addition, the Staff notified the Company that pursuant to Section 1003(f)(v) of the Company Guide, the Staff believes that a reverse stock split is appropriate in view of the fact that the Company’s common stock has been selling for a substantial period of time at a low price per share and that the low selling price of the Company’s common stock over the aforementioned period constituted an additional deficiency with respect to the Exchange’s continued listing requirements.

The Company has requested an oral hearing before a Listing Qualifications Panel of the Exchange, or a Panel, to appeal the Staff’s determination.  There is no assurance that the Staff’s decision will be overturned at this hearing.  The Company’s common stock will remain trading on the Exchange pending the Panel’s determination.  In the event the Panel accepts the Company’s plan for compliance presented at the hearing, the Company’s common stock will continue trading on the Exchange for the duration of the Compliance Period or such other period as is determined by the Panel.  Otherwise, the Company’s common stock would be subject to delisting proceedings immediately following the hearing.  In that event, the Company believes that its securities will be eligible to trade or be quoted on alternative markets.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are filed herewith:

No.	Exhibit
99.1	Press release, dated March 4, 2009, regarding the Company’s receipt of notice of delisting from NYSE Alternext US and its decision to appeal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2009

INSITE VISION INCORPORATED (Registrant)

By:	/s/ Louis Drapeau
Name:	Louis Drapeau
Title:	Interim Chief Executive Officer, Vice President, and Chief Financial Officer

EXHIBIT INDEX

No.	Exhibit

99.1	Press release, dated March 4, 2009, regarding the Company’s receipt of notice of delisting from NYSE Alternext US and its decision to appeal.